Exhibit 99.1

UTSTARCOM™

IMPORTANT ANNUAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 23, 2011.

Vote by Internet
- Log on to the Internet and go to **www.envisionreports.com/UTSI**
- Follow the steps outlined on the secured website.

Vote by telephone
- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, a vote FOR Proposals 2 and 3, every 3 Yrs for Proposal 4 and a vote FOR Proposal 5.

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1. Election of Directors:

	For	Against	Abstain
01 - Jack Lu	☐	☐	☐
02 - Baichuan Du	☐	☐	☐
03 - Xiaoping Li	☐	☐	☐

	For	Against	Abstain
2. The ratification and approval of the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as UTStarcom, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐
3. The approval of 2010 compensation awarded to named executive officers.	☐	☐	☐

	3 Yrs	2 Yrs	1 Yr	Abstain
4. The frequency of future stockholder advisory votes regarding executive compensation.	☐	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting.

	For	Against	Abstain
5. The adoption of the Agreement and Plan of Merger and Reorganization, entered into as of April 25, 2011, by and among UTStarcom, Inc., a Delaware corporation, UTStarcom Holdings Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of UTStarcom, Inc., and UTSI Mergeco Inc., a Delaware corporation and a wholly owned subsidiary of UTStarcom Holdings Corp., pursuant to which UTSI Mergeco Inc. will merge with and into UTStarcom, Inc., with UTStarcom, Inc. surviving the merger as a wholly owned subsidiary of UTStarcom Holdings Corp., and whereby each issued and outstanding share of the common stock of UTStarcom, Inc. will be converted into the right to receive one UTStarcom Holdings Corp. ordinary share, which shares will be issued by UTStarcom Holdings Corp. as part of the merger.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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01AWEG

Dear Stockholder: Please take note of the important information enclosed with this Proxy. The issues discussed herein, related to the operation of the Company, require your immediate attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card and return your proxy in the enclosed postage paid envelope. Thank you in advance for your prompt consideration of these matters. Sincerely, UTStarcom, Inc. 52-2 Building BDA International Enterprise Avenue, No. 2 Jingyuan North Street, Daxing District, Beijing 100176 People’s Republic of China SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS The undersigned hereby appoint(s) Jack Lu and Edmond Cheng, or either of them, with the power to appoint their respective substitutes, and hereby authorize(s) them as proxies to represent and vote as designated on the reverse side, all shares of common stock of UTStarcom, Inc. (the “Company”) held of record by the undersigned on April 25, 2011 at the Annual Meeting of Stockholders to be held on June 24, 2011 and any adjournments thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES, “FOR” PROPOSALS 2, 3 AND 5, EVERY 1 YR FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING. PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE Proxy — UTSTARCOM, INC. C Non-Voting Items Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD. + + IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.